Exhibit 99.1

Contact:

Michael J. Dee

Chief Financial Officer

(410) 477- 5000

BV FINANCIAL, INC. ANNOUNCES FINANCIAL RESULTS

Baltimore, Maryland, July 26, 2023– BV Financial, Inc. (OTCBB: BVFL), the holding company for BayVanguard Bank (the “Bank”), today reported net income of $3.9 million, or $0.52 per diluted share, for the quarter ended June 30, 2023 compared to net income of $2.8 million, or $0.37 per diluted share, for the quarter ended June 30, 2022. Net income for the six-month period ended June 30, 2023 was $7.0 million or $0.94 per diluted share compared to net income of $5.2 million or $0.70 per diluted share for the six-month period ended June 30, 2022.

Financial Highlights

•
Return on average assets and return on average equity for the three months ended June 30, 2023 were 1.78% and 15.24%, respectively.
•
Nets loans held to maturity increased $35.7 million or 5.4% compared to December 31, 2022.
•
Deposits decreased $14.5 million or 2.1% from $684.6 million at December 31, 2022 to $670.1 million at June 30, 2023.
•
Foreclosed real estate decreased $1.4 million or 72.1% as a commercial property was sold at a gain of $678,000.
•
Total loan delinquencies at June 30, 2023 decreased by 65.2% to $3.7 million or 0.53% of loans from $10.6 million or 1.59% of total loans at December 31, 2022.
•
The Company recorded a credit to the provision for credit losses of $150,000. Net recoveries for the quarter exceeded the required increase in the allowance for credit losses (“ACL”)– loans. Additionally, the required ACL for unfunded commitments decreased by $88,000.

Total Assets. Total assets were $920.8 million at June 30, 2023, an increase of $75.9 million, or 8.9%, from $845.0 million at December 31, 2022. The increase was due primarily to a $45.7 million increase in cash, and a $35.7 million increase in gross loans receivable to $702.9 million at June 30, 2023, partially offset by decreases of $1.4 million in repossessed assets and $500,000 in the cash value of life insurance.

Cash and Cash Equivalents. Cash and cash equivalents increased $41.6 million, or 60.6%, to $110.3 million at June 30, 2023 from $68.7 million at December 31, 2022 as funds were held by

BayVanguard Bank in conjunction with the stock offering of BV Financial, Inc. The offering is expected to close on July 31, 2023.

Net Loans Receivable. Net loans receivable increased $35.7 million, or 5.4%, to $694.8 million at June 30, 2023 from $659.1 million at December 31, 2022. Increases in commercial real estate and construction loans offset decreases in owner and non-owner occupied one- to four-family loans and commercial loans. The increase in construction loans was due primarily to draws on existing lines of credit. The decreases in one- to four-family loans and commercial loans were due primarily to payoffs and paydowns exceeding originations during the six months ended June 30, 2023.

Securities. Securities increased $0.9 million, or 2.0%, to $44.4 million at June 30, 2023 from $43.5 million at December 31, 2022. This increase was primarily due to an increase of $4.0 million in agency securities, partially offset by a $2.5 million decrease in available for sale mortgage-backed securities to $28.6 million at June 30, 2023. Purchases exceeded paydowns and maturities of debt securities for the period.

Total Liabilities. Total liabilities increased $69.1 million or 9.3%, to $816.4 million at June 30, 2023 from $747.2 million at December 31, 2022. The increase was primarily due to $54.9 million in funds collected by the Company for the capital raise in process as of June 30, 2023, a $25.5 million increase in Federal Home Loan Bank borrowings, partially offset by a decrease in total deposits of $14.5 million.

Deposits. Total deposits decreased $14.5 million, or 2.1%, to $670.1 million at June 30, 2023 from $684.6 million at December 31, 2022. Interest-bearing deposits increased $7.0 million, or 1.4%, to $524.3 million at June 30, 2023 from $517.4 million at December 31, 2022. Noninterest bearing deposits decreased $21.5 million, or 12.9%, to $145.7 million at June 30, 2023 from $167.2 million at December 31, 2022.

The decrease in deposits primarily occurred in the month of January 2023 when deposits decreased $14.5 million, primarily from commercial customers making made routine annual post-year end distributions, moved cash to alternative investments and made certain large capital expenditures. The Company has been adjusting interest rates paid on deposits to retain and grow these balances. The turmoil experienced in the banking system in early March 2023 has not led to a measurable increase in customer inquiries or withdrawals.

Federal Home Loan Bank Borrowings. The Company had $37.5 million in Federal Home Loan Bank borrowings at June 30, 2023 compared to $12.0 million in Federal Home Loan Bank borrowings at December 31, 2022. The increase was used to fund loan growth and to maintain on balance sheet liquidity.

Stockholders’ Equity. Stockholders’ equity increased $6.7 million, or 6.9%, to $104.5 million at June 30, 2023, primarily due to $7.0 million in net income and a $547,000 negative adjustment to retained earnings resulting from the adoption of ASC Topic 326 “Financial Instruments-Credit Losses” during the quarter ended March 31, 2023.

Net Interest Income. Net interest income was $8.2 million for the three months ended June 30, 2023 compared to $7.2 million in the three months ended June 30, 2022.The net interest margin for the three months ended June 30, 2023 was 4.19% compared to 3.70% for the three months ended June 30, 2022. The 1.23% increase in the yield on interest-earning assets offset the 1.00% increase in the cost of deposits and borrowed money. The increase in the yield on interest-earning assets was due to higher rates earned on cash balances and loans due to higher market interest rates. The increase in the cost of interest-bearing liabilities was due to an increased reliance on advances from the Federal Home Loan Bank of Atlanta and higher rates paid on deposits and a shift to higher cost certificates of deposits.

Net interest income was $16.4 million for the six months ended June 30, 2023, compared to $13.7 million in the six months ended June 30, 2022.The net interest margin for the six months ended June 30, 2023 was 4.26% compared to 3.60% for the six months ended June 30, 2022. The 1.20% increase in the yield on interest-earning assets offset the 0.72% increase in the cost of deposits and borrowed money. The increase in the yield on interest-earning assets was due to higher rates earned on cash balances and loans due to higher market interest rates. The increase in the cost of interest-bearing liabilities was due to an increased reliance on advances from the Federal Home Loan Bank of Atlanta and higher rates paid on deposits and a shift to higher cost certificates of deposits.

Noninterest Income. For the three months ended June 30, 2023, noninterest income totaled $1.4 million compared to $1.2 million in the quarter ended June 30, 2022. In the quarter ended June 30, 2023, the Company recognized a gain of $678,000 on the sale of foreclosed real estate. In the quarter ended June 30, 2022, the Company recognized a gain of $235,000 on the sale of a former branch building and a $364,000 gain on bargain purchase from the North Arundel Savings Bank acquisition.

For the six months ended June 30, 2023, noninterest income totaled $2.2 million as compared to $2.7 million for the six months ended June 30, 2022. In the six-months ended June 30, 2023, the Company recognized a gain of $678,000 on the sale of foreclosed real estate and $225,000 in excess life insurance proceeds. In the six months ended June 30, 2022, the Company recognized a $694,000 gain on bargain purchase and $620,000 in prepayment penalties on loans.

Noninterest Expense. For the three months ended June 30, 2023, noninterest expense totaled $4.5 million compared to $4.7 million in the three months ended June 30, 2022. Expenses in the quarter ended June 30, 2022 included $727,000 in data processing conversion expenses related the acquisition of North Arundel Savings Bank.

For the six months ended June 30, 2023, noninterest expense totaled $9.2 million as compared to $9.0 million in the six months ended June 30, 2023. Increases in compensation and benefits, professional fees and foreclosed real estate holding costs were partially offset by lower other expenses. Other expenses in the six months ended June 30, 2022 included the above mentioned $727,000 in data processing conversion expenses.

Asset Quality. Non-performing assets at June 30, 2023 totaled $5.1 million consisting of $4.6 million in nonperforming loans and $555,000 in other real estate owned, compared to $7.9 million at December 31, 2022, consisting of $5.9 million in non-performing loans and $2.0 million in other real estate owned. At June 30 2023, the allowance for credit losses on loans was $8.2 million, which represented 1.16% of total loans and 179.1% of non-performing loans compared to $3.8 million at December 31, 2022, which represented 0.57% of total loans and 64.8% of non-performing loans. In addition, at December 31, 2022, the Bank had credit marks of $3.8 million that was not included in the Bank’s allowance for loan loss estimate which is in accordance with U.S. Generally Accepted Accounting Principles. The credit impairment allowances were established for loans acquired previous mergers.

Forward-Looking Statements

This press release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative and regulatory issues that may impact the Company’s earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, increased competitive pressures, the effects of inflation, potential recessionary conditions, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the FRB, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio, changes in demand for our products and services, accounting and tax changes, deposit flows, real estate values and competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services, a failure in or breach of our operational or security systems or infrastructure, including cyberattacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged and the failure to maintain current technologies, the failure to retain or attract employees.

BV Financial, Inc. is the parent company of BayVanguard Bank. BayVanguard Bank is headquartered in Baltimore, Maryland with fifteen branches in the Baltimore metropolitan area and the eastern shore of Maryland. The Bank is a full-service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses.

BV FINANCIAL, INC.

	At or For the Three Months		At or For the Six Months
	Ended June 30,		Ended June 30,
	2023	2022	2023	2022

Performance Ratios(1):
Return on average assets	1.78%	1.28%	1.62%	1.22%
Return on average equity	15.24%	12.21%	13.90%	11.65%
Interest rate spread(2)	3.77%	3.55%	3.92%	3.44%
Net interest margin(3)	4.19%	3.70%	4.26%	3.59%
Non-interest expense to average assets	2.07%	2.17%	2.14%	2.12%
Efficiency ratio(4)	46.57%	57.74%	49.27%	56.63%
Average interest-earning assets to average interest-bearing liabilities	135.48%	136.03%	135.05%	135.39%
Average equity to average assets	11.68%	10.50%	11.67%	10.47%
Credit Quality Ratios:(6)
Allowance for credit losses as a percentage of total loans	1.16%	0.49%	1.16%	0.49%
Allowance for credit losses as a percentage of non-performing loans	179.14%	70.75%	179.14%	70.75%
Net (charge-offs) recoveries to average outstanding loans during the year	-0.01%	0.00%	-0.02%	-0.01%
Non-performing loans as a percentage of total loans	0.65%	0.69%	0.65%	0.69%
Non-performing loans as a percentage of total assets	0.50%	0.52%	0.50%	0.52%
Total non-performing assets as a percentage of total assets	0.56%	0.75%	0.56%	0.75%

Other:
Number of offices	15	17	15	17
Number of full-time equivalent employees	117	109	117	109

(1) Performance ratios are annualized.
(2) Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Represents net interest income as a percentage of average interest-earning assets.
(4) Represents non-interest expenses divided by the sum of net interest income and non-interest income.
(6) The Company adopted ASC 326 on January 1, 2023. Some ratios are not comparable pre and post adoption of this accounting standard.

BV FINANCIAL,INC.
Consolidated Balance Sheets

	June 30, 2023	December 31, 2022
(dollars in thousands, except share amounts)	(unaudited)	derived from audited financial statements

Assets
Cash	$23,934	$12,704
Interest-bearing deposits in other banks	86,333	55,948
Cash and cash equivalents	110,267	68,652
Equity Investment	217	221
Securities available for sale	34,067	33,034
Securities held to maturity (fair value of $9,175 and $9,660, ACL of $7 and $0)	10,325	10,461
Loans held for maturity	702,978	662,944
Allowance for Credit Losses	(8,163)	(3,813)
Net Loans	694,815	659,131
Foreclosed real estate	555	1,987
Premises and equipment, net	14,413	15,176
Federal Home Loan Bank of Atlanta stock, at cost	2,052	977
Investment in life insurance	19,480	19,983
Accrued interest receivable	3,193	2,952
Goodwill	14,420	14,420
Intangible assets, net	1,102	1,195
Deferred tax assets, net	8,888	9,113
Other assets	7,041	7,661
Total assets	$920,835	$844,963
Liabilities and Stockholders' Equity
Liabilities
Noninterest-bearing deposits	$145,686	$167,202
Interest-bearing deposits	524,378	517,416
Total deposits	670,064	684,618

FHLB borrowings	37,500	12,000
Subordinated Debentures	37,145	37,039
Other liabilities	71,646	13,555
Total liabilities	816,355	747,212
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued or outstanding Common stock, $0.01 par value; 45,000,000 shares authorized 2023 and 14,000,000 authorized in 2022; 7,430,095 shares issued and 7,430,095 shares outstanding as of June 30, 2023; 7,418,575 shares issued and 7,418,575 shares outstanding as of December 31, 2022	74	74
Paid-in capital	15,599	15,406
Retained earnings	91,079	84,612
Accumulated other comprehensive loss	(2,272)	(2,341)
Total stockholders' equity	104,480	97,751
Total liabilities and stockholders' equity	$920,835	$844,963

BV FINANCIAL,INC.
Consolidated Statements of Income

(dollars in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
Interest Income	2023	2022	2023	2022
Loans, including fees	$9,327	$7,573	$18,100	$14,776
Investment securities available for sale	277	141	543	277
Investment securities held to maturity	92	54	186	89
Other interest income	843	232	1,398	268
Total interest income	10,539	8,000	20,227	15,410
Interest Expense
Interest on deposits	1,266	321	1,931	688
Interest on FHLB borrowings	495	—	783	—
Interest on Subordinated debentures	541	509	1,075	1,012
Other interest expense	—	5	—	2
Total interest expense	2,302	835	3,789	1,702
Net interest income	8,237	7,165	16,438	13,708
Provision for (recovery of) credit losses	(150)	224	(147)	401
Net interest income after provision for credit losses	8,387	6,941	16,585	13,307
Noninterest Income
Service fees on deposits	101	121	195	234
Fees from debit cards	188	198	360	381
Income from investment in life insurance	145	128	464	221
Gain on sale of repossessed assets	678	—	678	—
Gain on sale of fixed assets	—	235	—	235
Other income	258	500	481	1,697
Total noninterest income	1,370	1,182	2,178	2,668
Noninterest Expense
Compensation and related benefits	2,859	2,413	5,738	4,815
Occupancy	366	447	782	911
Data processing	340	367	689	731
Advertising	14	7	28	11
Professional fees	176	144	376	319
Equipment	108	102	213	214
Foreclosed real estate and repossessed assets holding costs	32	48	159	58
Amortization of intangible assets	46	46	92	91
FDIC insurance premiums	64	55	118	108
Other	539	1,060	1,049	1,789
Total noninterest expense	4,544	4,689	9,244	9,047
Net income before tax	5,213	3,434	9,519	6,928
Income tax expense	1,314	669	2,505	1,746
Net income	$3,899	$2,765	$7,014	$5,182
Basic earnings per share	$0.52	$0.37	$0.94	$0.70
Diluted earnings per share	$0.52	$0.37	$0.94	$0.70

BV FINANCIAL,INC.
Average Balance Sheet for the Quarters ended June, 30
(Dollars in thousands)

	For the Three Months Ended June 30,
	2023			2022
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$679,179	$9,327	5.51%	$627,675	$7,573	4.84%
Securities available-for-sale	35,240	277	3.15%	37,759	141	1.49%
Securities held-to-maturity	12,415	92	2.99%	7,976	53	2.70%
Cash, cash equivalents and other interest-earning assets	61,780	843	5.49%	102,406	233	0.14%
Total interest-earning assets	788,614	10,539	5.36%	775,816	8,000	4.13%
Noninterest-earning assets	87,991			86,772
Total assets	$876,605			$862,588

Interest-bearing liabilities:
Interest-bearing demand deposits	$87,647	143	0.65%	$94,061	15	0.06%
Savings deposits	159,790	52	0.13%	171,425	24	0.06%
Money market deposits	91,957	140	0.61%	108,593	48	0.18%
Certificates of deposit	168,064	931	2.22%	159,327	234	0.59%
Total interest-bearing deposits	507,458	1,266	1.00%	533,406	321	0.24%
Federal Home Loan Bank advances	37,500	495	5.29%	—	—	—%
Subordinated debentures	37,122	541	5.85%	36,911	514	5.53%
Total borrowings	74,622	1,036	5.57%	36,911	514	5.53%
Total interest-bearing liabilities	582,080	2,302	1.59%	570,317	835	0.58%
Noninterest-bearing demand deposits	149,444			175,619
Other noninterest-bearing liabilities	42,715			26,066
Total liabilities	774,239			772,002
Equity	102,366			90,586
Total liabilities and equity	$876,605			$862,588
Net interest income		$8,237			$7,165
Net interest rate spread			3.77%			3.55%
Net interest-earning assets	$206,534			$205,499
Net interest margin			4.19%			3.70%
Average interest-earning assets to interest-bearing liabilities	135.48%			136.03%

BV FINANCIAL,INC.
Average Balance Sheet for the Six Months ended June, 30
(Dollars in thousands)

	2023			2022
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$673,564	$18,100	5.42%	$621,696	$14,776	4.79%
Securities available-for-sale	35,685	543	3.07%	38,370	277	1.45%
Securities held-to-maturity	12,166	186	3.08%	6,843	89	2.63%
Cash, cash equivalents and other interest-earning assets	56,362	1,398	5.02%	101,660	268	0.53%
Total interest-earning assets	777,777	20,227	5.24%	768,569	15,410	4.04%
Noninterest-earning assets	87,176			83,219
Total assets	$864,953			$851,788

Interest-bearing liabilities:
Interest-bearing demand deposits	$89,733	161	0.36%	$94,054	29	0.06%
Savings deposits	162,290	92	0.11%	169,619	47	0.06%
Money market deposits	95,749	236	0.50%	107,588	94	0.18%
Certificates of deposit	160,207	1,441	1.81%	159,537	520	0.66%
Total interest-bearing deposits	507,979	1,930	0.77%	530,798	690	0.26%
Federal Home Loan Bank advances	30,862	783	5.12%	—	—	—
Subordinated debentures	37,096	1,076	5.85%	36,884	1,012	5.53%
Total borrowings	67,958	1,859	5.52%	36,884	1,012	5.53%
Total interest-bearing liabilities	575,937	3,789	1.33%	567,682	1,702	0.60%
Noninterest-bearing demand deposits	154,521			171,899
Other noninterest-bearing liabilities	33,598			23,215
Total liabilities	764,056			762,796
Equity	100,897			88,992
Total liabilities and equity	$864,953			$851,788
Net interest income		$16,438			$13,708
Net interest rate spread			3.92%			3.44%
Net interest-earning assets	$201,840			$200,887
Net interest margin			4.26%			3.60%
Average interest-earning assets to interest-bearing liabilities	135.05%			135.39%

ALLOWANCE FOR CREDIT LOSS - LOANS
(Dollars in 000's)

	QTR	YTD

Beginning Balance	$8,095	$3,813

Provision for credit loss -loans	(61)	(48)
CECL Transition - Gross up of PCD loans	-	3,778
CECL Transition - Cumulative effect adjustment related to adoption	-	454

Net Charge-offs (recoveries):
Owner Occupied 1-4	(17)	(26)
Non-Owner Occupied 1-4	(11)	(31)
Investor Commercial Real Estate	-	-
OO Commercial Real Estate	-	-
Construction & Land	(148)	(153)
Farm Loans	-	-
Marine & Consumer	49	46
Guaranteed by the US Gov't	-	-
Commercial	(2)	(2)
Net charge-offs (recoveries)	(129)	(166)

Ending Balance- ACL for Loans	$8,163	$8,163

Balance Reserve for unfunded loan commitments	194	194
Balance Reserve for HTM Securities	7	7
Total ACL	$8,364	$8,364

Provision expense for Unfunded Commitments	(88)	(95)
Provision expense for HTM Securities	(1)	(4)
Total other provision expense	$(89)	$(99)
Total provision for credit losses	$(150)	$(147)